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                                                                     Exhibit 16c

                            WASATCH MID-CAP FUND


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1997

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1

     Total return = 21.75%

            21.75% = (22,132/18,179) -1


FOR THE THREE YEAR PERIOD ENDED SEPTEMBER 30, 1997

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1

     Cumulative total return = 100.8%

            100.8% = (22,132/11,021) -1

                                                     1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)       -1

     Total return = 26.2%
                                      1/3
            26.2% = (22,132/11,021)       -1

FOR THE FIVE YEAR PERIOD ENDED SEPTEMBER 30, 1997

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1


     Cumulative total return = 122.9%

            122.9% = (22,132/9,930) -1
                                                     1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)      -1

     Total return = 17.4%%
                             1/5
            17.4% = (22,132/9,930)    -1


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FOR THE PERIOD FROM AUGUST 16, 1992 (COMMENCEMENT OF OPERATIONS)
     TO SEPTEMBER 30, 1997

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1
                                                     OF $10,000

             Cumulative total return = 121.3%

                   121.3% = (22,132/10,000) -1
                                                         1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT)         -1
                                             OF $10,000

             Total return = 16.8%
                                           1/5.1
                   16.8% = (22,132/10,000)        -1